UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2005

QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-19528	95-3685934

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (858) 587-1121

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4
EXHIBIT 99.5
EXHIBIT 99.6

Item 1.01 Entry into a Material Definitive Agreement.

Grant of Stock Options. On March 8, 2005, QUALCOMM Incorporated (the “Company”) granted Rich Sulpizio, a member of the Company’s Board of Directors and President of the Company’s wholly-owned subsidiary, MediaFLO USA, two stock option grants. The following descriptions of the stock option grants are summaries of the material terms of the stock option agreements do not purport to be complete and are qualified in their entirety by reference to the actual forms of stock option agreements, which are attached as exhibits to this Current Report on Form 8-K and are hereby incorporated by reference.

      -Stock Option for Director Service. Mr. Sulpizio was granted an option, under the Company’s 2001 Stock Option Plan (the “2001 Plan”), to purchase 18,000 shares of Company stock at an exercise price of $37.39 per share, which was equal to the fair market value of the Company’s stock on March 8, 2005 (the date of grant). The vesting and service requirements for these 18,000 options are identical in all material respects to the terms and conditions of stock options granted to members of the Company’s Board of Directors. In particular, the 18,000 options vest and become exercisable over a five year period. During the first year, ten percent of the options vest at the six month anniversary and thereafter 1/60th of the total options vest on a monthly basis. A copy of this stock option agreement is attached as Exhibit 99.1.

      -Stock Option for Employee Service. Mr. Sulpizio was also granted an option under the 2001 Plan to purchase 157,000 shares of Company stock at an exercise price of $37.39 per share, which was equal to the fair market value of the Company’s stock on March 8, 2005 (the date of grant). Twenty percent of these 157,000 shares become vested and exercisable on the first anniversary of the date of grant and thereafter 1/60th of the total options vest on a monthly basis. The only service recognized under this 157,000 option grant for the purpose of vesting is Mr. Sulpizio’s service as an employee of the Company (and consequently if Mr. Sulpizio terminates employment but remains a Company director, the option will be handled as if Mr. Sulpizio no longer provided service to the Company). A copy of this stock option agreement is attached as Exhibit 99.2.

Amendment of 2001 Non-Employee Directors’ Stock Option Plan. On March 7, 2005, the Board of Directors of the Company approved an amendment to the 2001 Non-Employee Directors’ Stock Option Plan (the “Directors' Plan”). The Directors' Plan provides for the automatic grant of stock options to non-employee directors. The Directors' Plan’s share reserve and all outstanding stock options granted under the Director Plan were automatically adjusted to reflect the Company’s stock dividend in August of 2004. However, the number of stock options granted automatically to non-employee directors under the Director Plan was not adjusted automatically to reflect the Company’s stock dividend. Consequently, the Board of Directors of the Company authorized and approved the adoption of an amendment to the Director Plan which increased the number of initial options to be granted to new directors upon first becoming a non-employee director from 20,000 to 36,000 and the number of annual options granted from 10,000 to 18,000. A copy of the amended Directors' Plan is attached as Exhibit 99.3 to this Current Report on Form 8-K and is hereby incorporated by reference.

2005 Named Executive Officer Salaries. In compliance with recent Securities and Exchange Commission interpretive guidance issued with respect to disclosure of executive compensation, the Company is disclosing the following items which the Securities and Exchange Commission (“SEC”) may deem to be material definitive agreements.

The Compensation Committee (the “Committee”) of the Board of Directors approved the annual base salaries (effective as of January 1, 2005) of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels for 2004 and 2005 of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated January 14, 2005):

NAME AND POSITION	YEAR	BASE SALARY
Irwin Mark Jacobs	2005	$1,100,008
Chairman of the Board	2004	1,030,016
and Chief Executive Officer

Anthony S. Thornley	2005	700,003
President and	2004	665,017
Chief Operating Officer

NAME AND POSITION	YEAR	BASE SALARY
Paul E. Jacobs	2005	575,006
Executive Vice President	2004	525,012
and President, Wireless and
Internet Group

Steven R. Altman	2005	575,006
Executive Vice President	2004	500,011
and President, Technology
Transfer and Strategic Alliances Division

Sanjay K. Jha	2005	575,006
President, CDMA	2004	500,011
Technologies

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On March 8, 2005, the Company announced that its Board of Directors had unanimously approved a succession plan for executive management of the Company. Effective July 1, 2005, Dr. Irwin Jacobs, current chief executive officer (“CEO”) of the Company, will retire as CEO and Anthony Thornley will retire as President and chief operating officer. Dr. Irwin Jacobs will remain in his position as Chairman of the Board. Effective July 1, 2005, Dr. Paul E. Jacobs will be named CEO and Steven R. Altman will be named President. In addition to assuming the role of CEO, Dr. Paul Jacobs will be named a member of the Company’s Board of Directors, also effective July 1, 2005. Other than as set forth herein, there was not and is not any arrangement or understanding between Dr. Paul Jacobs and any other person pursuant to which Dr. Paul Jacobs was selected to be a director. The Board has not yet determined whether to name Dr. Paul Jacobs to any of its committees.

      Dr. Paul Jacobs, age 42, has served as Group President of the QUALCOMM Wireless & Internet Group since July 2001. He oversees the QUALCOMM Technology Licensing division, the QUALCOMM Internet Services division, the QUALCOMM Wireless Business Solutions division and the QUALCOMM Government Technologies division along with Corporate Marketing, Standards and the QUALCOMM Technology and Ventures division. He has served as Executive Vice President of the Company since February 2000. He served as President of the Consumer Products division from February 1997 to February 2000 and as Senior Vice President of the Company and Vice President and General Manager of the Consumer Products division from April 1995 to February 1997. He joined the Company in September 1990 as Senior Engineer. Dr. Paul Jacobs holds a B.S. degree in Electrical Engineering and Computer Science, M.S. degree in Electrical Engineering and Ph.D. degree in Electrical Engineering and Computer Science from the University of California, Berkeley. Dr. Paul Jacobs is the son of Dr. Irwin Jacobs, the current Chairman of the Board of Directors and CEO of the Company.

      Steven R. Altman, age 43, has served as Executive Vice President of the Company since November 1997. He also has served as President of the Company’s Technology Licensing division, which is responsible for, among other things, licensing the Company’s intellectual property, since September 1995. He served as General Counsel of the Company from October 1989 through September 2000. He was named Vice President in December 1992, was promoted to Senior Vice President in February 1996 and was promoted to Executive Vice President in November 1997. Prior to joining the Company in October 1989, he was a business lawyer in the San Diego law firm of Gray, Cary, Ware & Freidenrich, where he specialized in intellectual property, mergers and acquisitions, securities and general corporate matters. Mr. Altman received a B.S. degree from Northern Arizona University and a J.D. from the University of San Diego.

      As described in the Company’s Definitive Proxy Statement filed with the SEC January 14, 2005 (the “Proxy”), Dr. Paul Jacobs’ father Dr. Irwin Jacobs earned $2,763,782 in salary and bonus during the Company’s fiscal year ended September 26, 2004 and received a stock option grant for 600,000 shares of the Company’s stock at an exercise price of $22.23 per share. Dr. Irwin Jacobs also earned an additional $299,627 in other compensation during fiscal 2004, also as described in the Proxy. Dr. Paul Jacobs’ brother Jeffrey A. Jacobs also serves as the Company’s President, Global Development. Jeffrey A. Jacobs earned $698,094 in salary and bonus during fiscal 2004 and received a stock option grant for 280,000 shares of the Company’s stock at an exercise price of $22.23 per share.

      Steven R. Altman’s brother Jeffrey S. Altman serves as a Senior Director, Business Development for the Company. Jeffrey S. Altman earned $154,873 in salary and bonus during fiscal 2004 and received a stock option grant for 4,800 shares of the Company’s common stock at an exercise price of $22.44 per share and a second grant for 5,100 shares at an exercise price of $33.02 per share.

      Each of the foregoing family members of Dr. Paul Jacobs and Mr. Altman under the Company’s employ were adults who did not live with Dr. Paul Jacobs or Mr. Altman. Each such family member is compensated according to standard Company practices, including participation in the Company’s employee benefit plans generally made available to employees of a similar responsibility level. The Company does not view Dr. Paul Jacobs or Mr. Altman as having a beneficial interest in the described transactions with the above family members that is material to them or the Company. Moreover, neither Dr. Paul Jacobs nor Mr. Altman believe that they have a direct or indirect material interest in the employment relationships of the listed family members. Options granted to the family members of Dr. Paul Jacobs and Mr. Altman described in this Item 5.02 were granted under the Company’s 2001 Stock Option Plan and have a grant price that is equal to the fair market value on the date of grant. Such options vest according to the following schedule: 10% of the shares subject to the option will vest on the six-month anniversary of the date of grant, with ratable monthly vesting thereafter. Vesting is contingent upon continued service with the Company. Options granted under the Company’s Stock Option Plans generally have a maximum term of ten years.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

      On March 8, 2005, after due approval of the requisite vote of the Company’s stockholders, the Board of Directors approved a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) that increased the number of authorized shares of Company common stock from three billion (3,000,000,000) to six billion (6,000,000,000) and eliminated unnecessary and outdated references to the Company’s initial public offering. This description of the Amendment is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 99.4. The Amendment was filed with the Secretary of State of the State of Delaware on March 10, 2005.

      In addition, on March 8, 2005, the Board approved a Restated Certificate of Incorporation of the Company (the “New Restated Certificate”), which integrated the provisions of the Company’s prior Restated Certificate of Incorporation, as it had been amended, including by the Amendment. This description of the New Restated Certificate set forth herein is qualified in its entirety by reference to the New Restated Certificate filed herewith as Exhibit 99.5. The New Restated Certificate was filed with the Delaware Secretary of State immediately after the filing of the Amendment.

      Also on March 8, 2005, the Board adopted Amended and Restated Bylaws (the “Restated Bylaws”) of the Company, effective after the filing of the Amendment, to supersede and replace the existing Bylaws of the Company. The Restated Bylaws include, among other things, revisions that: (i) clarify the amount of time required for a stockholder’s proposal to be timely; (ii) clarify what qualifies as a public announcement of the Company’s annual stockholder meeting; (iii) clarify that, unless otherwise determined, the Chief Financial Officer is also the Company’s Treasurer under the Delaware General Corporation Law; (iv) clarify the time notices are deemed given; (v) remove unnecessary and outdated references to the Company’s initial public offering; (vi) clarify the appropriate notice required for a board meeting; and (vii) clarify loans to officers may only be made if not prohibited by law. This description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws filed herewith as Exhibit 99.6.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Copy of Sulpizio Stock Option Agreement dated March 8, 2005 (18,000 Options).

99.2	Copy of Sulpizio Stock Option Agreement dated March 8, 2005 (157,000 Options).

99.3	Form of Amended 2001 Non-Employee Directors’ Stock Option Plan.

99.4	Certificate of Amendment to the Restated Certificate of Incorporation of QUALCOMM Incorporated.

99.5	Restated Certificate of Incorporation of QUALCOMM Incorporated.

99.6	Amended and Restated Bylaws of QUALCOMM Incorporated.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

(Registrant)

Date	March 11, 2005	/s/ Anthony Thornley

Anthony Thornley, President and Chief Operating Officer

Exhibit Index

Exhibit	Description
99.1	Copy of Sulpizio Stock Option Agreement dated March 8, 2005 (18,000 Options).

99.2	Copy of Sulpizio Stock Option Agreement dated March 8, 2005 (157,000 Options).

99.3	Form of Amended 2001 Non-Employee Directors’ Stock Option Plan.

99.4	Certificate of Amendment to the Restated Certificate of Incorporation of QUALCOMM Incorporated.

99.5	Restated Certificate of Incorporation of QUALCOMM Incorporated.

99.6	Amended and Restated Bylaws of QUALCOMM Incorporated.